Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this post-effective amendment on Form S-3 to a Registration Statement on Form S-3 of our report relating to the financial statements, which appears in Medwave, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006. We also consent to the reference to us under the heading “Experts” in such post-effective amendment.
/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
January 16, 2007